Exhibit 99

TI reports financial results for 4Q09 and 2009

Conference call on TI web site at 4:30 p.m. Central time today
www.ti.com/ir

DALLAS (Jan. 25, 2010) – Texas Instruments Incorporated (TI) (NYSE: TXN) today announced fourth-quarter revenue of $3.00 billion, net income of $655 million and earnings per share (EPS) of $0.52.

“TI’s growth and improving performance reflect our focus on Analog and Embedded Processing.  These are large, diverse businesses that give us access to the world’s fastest-growing electronics markets,” said Rich Templeton, TI chairman, president and chief executive officer.

“In the fourth quarter, demand was strong across end markets without the usual holiday slowdown.  Throughout, we believe customer and channel inventories have been lean.  With demand continuing to be solid and inventories well below historical levels, our outlook for the first quarter reflects the likelihood of sequential growth instead of the typical seasonal decline.

“We continue to make investments to support customers and drive growth, including the ramp-up of the industry's first 300-millimeter analog factory in Richardson, Texas,” Templeton concluded.

4Q09 financial summary

Amounts are in millions of dollars, except per-share amounts.

	4Q09	4Q08	vs. 4Q08	3Q09	vs. 3Q09
Revenue:	$3,005	$2,491	21%	$2,880	4%
Operating profit:	$875	$51	1,616%	$763	15%
Net income:	$655	$107	512%	$538	22%
Earnings per share:	$0.52	$0.08	550%	$0.42	24%
Cash flow from operations:	$1,000	$1,113	-10%	$834	20%

TI’s operating profit increased compared with the fourth quarter of 2008 and the prior quarter primarily due to higher gross profit, which included the impact of higher revenue and the benefit associated with higher utilization of manufacturing assets.  In addition, restructuring charges were lower compared with a year ago.

4Q09 segment results

	4Q09	4Q08	vs. 4Q08		3Q09	vs. 3Q09	Note
Analog: Revenue	$1,289	$1,015	27%		$1,184	9%	(1)
Operating profit	$386	$78	395%		$306	26%
Embedded Processing: Revenue	$412	$340	21%		$393	5%	(2)
Operating profit (loss)	$89	$(2)	n/	a	$75	19%
Wireless: Revenue	$732	$646	13%		$675	8%	(3)
Operating profit (loss)	$178	$(87)	n/	a	$110	62%
Other: Revenue	$572	$490	17%		$628	-9%	(4)
Operating profit	$222	$62	258%		$272	-18%

The product categories in each segment are as follows:
  Analog:  high-volume analog & logic, high-performance analog (includes data converters, amplifiers and interface products) and power management
  Embedded Processing:  DSPs and microcontrollers used in catalog, communications infrastructure and automotive applications
  Wireless:  DSPs and analog used in basebands for handsets, OMAP™ applications processors and connectivity products for wireless applications
  Other:  includes DLP® products, calculators, ASIC products, RISC microprocessors and royalties
(1)
The increase in Analog revenue from a year ago and from the prior quarter was primarily due to a combination of strength in power management and high-volume analog & logic.  High-performance analog revenue also increased, but to a lesser extent.  The gains in operating profit for this segment, both from a year ago and sequentially, were primarily due to higher gross profit.

(2)
The increase in Embedded Processing revenue from a year ago and from the prior quarter was primarily due to a combination of higher catalog and automotive product revenue.  Revenue from communications infrastructure products also increased, but to a lesser extent.  The gains in operating profit for this segment, both from a year ago and sequentially, were primarily due to higher gross profit.

(3)
The increase in Wireless revenue from a year ago and from the prior quarter was primarily due to strength in connectivity products and applications processors.  Baseband product revenue was about even with the year-ago quarter and increased sequentially. Operating profit in this segment increased from a year ago primarily due to the combination of lower restructuring charges and higher gross profit, and increased from the prior quarter primarily due to higher gross profit.

(4)
Other revenue increased from a year ago due to gains in DLP products, royalties and calculators.  Revenue from RISC microprocessors declined from a year ago.  Revenue in this segment decreased from the prior quarter due to the seasonal decline in calculator revenue.  This was partially offset as revenue from DLP products and ASIC products increased.  Operating profit in this segment increased from a year ago primarily due to higher gross profit and declined from the prior quarter due to seasonally lower gross profit.

Restructuring charges were as follows:

	4Q09	4Q08	3Q09
Analog:	$6	$60	$4
Embedded Processing:	$3	$24	$2
Wireless:	$1	$130	$3
Other:	$2	$40	$1
Total:	$12	$254	$10

4Q09 additional financial information

•	Net income included $16 million in discrete tax benefits.

•	Orders were $3.26 billion, up 75 percent from a year ago and up 5 percent from the prior quarter.

•	Inventory was $1.20 billion at the end of the quarter, down $173 million from a year ago and up $86 million from the prior quarter.

•
Capital expenditures were $436 million in the quarter compared with $76 million a year ago and $226 million in the prior quarter.  Capital expenditures in the quarter included the purchase of 300-millimeter wafer manufacturing equipment as part of Qimonda AG's bankruptcy proceedings, as well as additional assembly/test manufacturing equipment.

•	The company used $351 million in the quarter to repurchase 14.8 million shares of its common stock and paid dividends of $149 million.

Year 2009 financial summary

	2009	2008	vs. 2008
Revenue:	$10,427	$12,501	-17%
Operating profit:	$1,991	$2,437	-18%
Net income:	$1,470	$1,920	-23%
Earnings per share:	$1.15	$1.44	-20%
Cash flow from operations:	$2,643	$3,330	-21%

TI’s operating profit decreased 18 percent in 2009 due to lower revenue.  The impact of lower revenue was partially offset by reductions in operating expenses.  Operating profit included the negative impact of $212 million in restructuring charges, which were down $42 million from 2008.

Year 2009 segment results

	2009	2008	vs. 2008	Note
Analog: Revenue	$4,270	$4,857	-12%	(1)
Operating profit	$753	$1,050	-28%
Embedded Processing: Revenue	$1,471	$1,631	-10%	(2)
Operating profit	$194	$268	-28%
Wireless: Revenue	$2,558	$3,383	-24%	(3)
Operating profit	$332	$347	-4%
Other: Revenue	$2,128	$2,630	-19%	(4)
Operating profit	$712	$772	-8%

(1)	Analog revenue declined primarily due to lower high-volume analog & logic revenue.

(2)	Embedded Processing revenue declined primarily due to lower catalog product revenue.

(3)	Wireless revenue declined due to lower baseband revenue.

(4)	Other revenue declined across a broad range of products, especially RISC microprocessors.

Restructuring charges negatively impacted each segment’s operating profit as follows:

	2009	2008
Analog:	$87	$60
Embedded Processing:	$43	$24
Wireless:	$59	$130
Other:	$23	$40
Total:	$212	$254

2009 additional financial information
  Capital expenditures were $753 million in 2009, down $10 million from 2008.
  The company used $954 million to repurchase 45.3 million shares of its common stock and paid dividends of $567 million.
Outlook

For the first quarter of 2010, TI expects:
  Revenue:  $2.95 - 3.19 billion
  Earnings per share:  $0.44 - 0.52
TI will update its first-quarter outlook on March 8, 2010.

For the full year of 2010, TI expects approximately the following:
  R&D expense:  $1.5 billion
  Capital expenditures:  $0.9 billion
  Depreciation:  $0.9 billion
  Annual effective tax rate:  31%
The tax rate estimate is based on current tax law and does not assume reinstatement of the federal R&D tax credit, which expired at the end of 2009.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Income
(Millions of dollars, except share and per-share amounts)

	For Three Months Ended			For Years Ended
	Dec. 31, 2009	Dec. 31, 2008	Sept. 30, 2009	Dec. 31, 2009	Dec. 31, 2008

Revenue	$3,005	$2,491	$2,880	$10,427	$12,501
Cost of revenue	1,416	1,394	1,399	5,428	6,256
Gross profit	1,589	1,097	1,481	4,999	6,245
Research and development (R&D)	355	431	368	1,476	1,940
Selling, general and administrative (SG&A)	347	361	340	1,320	1,614
Restructuring expense	12	254	10	212	254
Operating profit	875	51	763	1,991	2,437
Other income (expense) net	6	(15)	2	26	44
Income before income taxes	881	36	765	2,017	2,481
Provision (benefit) for income taxes	226	(71)	227	547	561
Net income	$655	$107	$538	$1,470	$1,920

Earnings per common share:
Basic	$.52	$.08	$.42	$1.16	$1.46
Diluted	$.52	$.08	$.42	$1.15	$1.44

Average shares outstanding (millions):
Basic	1,243	1,283	1,255	1,260	1,308
Diluted	1,257	1,287	1,268	1,269	1,321

Cash dividends declared per share of common stock	$.12	$.11	$.11	$.45	$.41

Percentage of revenue:
Gross profit	52.9%	44.0%	51.4%	47.9%	50.0%
R&D	11.8%	17.3%	12.7%	14.2%	15.5%
SG&A	11.5%	14.5%	11.8%	12.6%	12.9%
Operating profit	29.1%	2.0%	26.5%	19.1%	19.5%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(Millions of dollars, except share amounts)

	Dec. 31, 2009	Dec. 31, 2008	Sept. 30, 2009
Assets
Current assets:
Cash and cash equivalents	$1,182	$1,046	$1,294
Short-term investments	1,743	1,494	1,533
Accounts receivable, net of allowances of ($23), ($30) and ($22)	1,277	913	1,435
Raw materials	93	99	89
Work in process	758	837	767
Finished goods	351	439	260
Inventories	1,202	1,375	1,116
Deferred income taxes	546	695	592
Prepaid expenses and other current assets	164	267	168
Total current assets	6,114	5,790	6,138
Property, plant and equipment at cost	6,705	7,321	6,599
Less accumulated depreciation	(3,547)	(4,017)	(3,654)
Property, plant and equipment, net	3,158	3,304	2,945
Long-term investments	637	653	627
Goodwill	926	840	926
Acquisition-related intangibles	124	91	138
Deferred income taxes	926	990	928
Capitalized software licenses, net	119	182	124
Overfunded retirement plans	64	17	20
Other assets	51	56	57
Total assets	$12,119	$11,923	$11,903

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$503	$324	$467
Accrued expenses and other liabilities	841	1,034	959
Income taxes payable	128	40	148
Accrued profit sharing and retirement	115	134	88
Total current liabilities	1,587	1,532	1,662
Underfunded retirement plans	425	640	464
Deferred income taxes	67	59	60
Deferred credits and other liabilities	318	366	279
Total liabilities	2,397	2,597	2,465
Stockholders’ equity:
Preferred stock, $25 par value. Authorized -- 10,000,000 shares. Participating cumulative preferred. None issued.	--	--	--
Common stock, $1 par value. Authorized -- 2,400,000,000 shares. Shares issued: Dec. 31, 2009 -- 1,739,811,721; Dec. 31, 2008 -- 1,739,718,073; Sept. 30, 2009 -- 1,739,770,537	1,740	1,740	1,740
Paid-in capital	1,086	1,022	1,071
Retained earnings	22,066	21,168	21,562
Less treasury common stock at cost: Shares: Dec. 31, 2009 -- 499,693,704; Dec. 31, 2008 -- 461,822,215; Sept. 30, 2009 -- 486,--897,139	(14,549)	(13,814)	(14,257)
Accumulated other comprehensive income (loss), net of taxes	(621)	(790)	(678)
Total stockholders’ equity	9,722	9,326	9,438
Total liabilities and stockholders’ equity	$12,119	$11,923	$11,903

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Millions of dollars)

	For Three Months Ended			For Years Ended
	Dec. 31, 2009	Dec. 31, 2008	Sept. 30, 2009	Dec. 31, 2009	Dec. 31, 2008
Cash flows from operating activities:
Net income	$655	$107	$538	$1,470	$1,920
Adjustments to net income:
Depreciation	210	283	217	877	1,022
Stock-based compensation	44	51	46	186	213
Amortization of acquisition-related intangibles	14	8	12	48	37
Deferred income taxes	66	(23)	71	146	(182)
Increase (decrease) from changes in:
Accounts receivable	156	889	(186)	(364)	865
Inventories	(86)	200	(53)	177	43
Prepaid expenses and other current assets	11	(100)	31	35	(125)
Accounts payable and accrued expenses	(53)	(211)	54	(17)	(382)
Income taxes payable	(18)	13	94	73	38
Accrued profit sharing and retirement	27	(10)	28	(16)	(84)
Other	(26)	(94)	(18)	28	(35)
Net cash provided by operating activities	1,000	1,113	834	2,643	3,330

Cash flows from investing activities:
Additions to property, plant and equipment	(436)	(76)	(226)	(753)	(763)
Purchases of short-term investments	(831)	(1,384)	(879)	(2,273)	(1,746)
Sales and maturities of short-term investments	618	182	139	2,030	1,300
Purchases of long-term investments	(4)	(1)	--	(9)	(9)
Redemptions and sales of long-term investments	2	7	16	64	55
Acquisitions, net of cash acquired	--	--	--	(155)	(19)
Net cash used in investing activities	(651)	(1,272)	(950)	(1,096)	(1,182)

Cash flows from financing activities:
Dividends paid	(149)	(141)	(138)	(567)	(537)
Sales and other common stock transactions	38	15	34	109	210
Excess tax benefit from share-based payments	1	2	--	1	19
Stock repurchases	(351)	(386)	(251)	(954)	(2,122)
Net cash used in financing activities	(461)	(510)	(355)	(1,411)	(2,430)
Net (decrease) increase in cash and cash equivalents	(112)	(669)	(471)	136	(282)
Cash and cash equivalents, beginning of period	1,294	1,715	1,765	1,046	1,328
Cash and cash equivalents, end of period	$1,182	$1,046	$1,294	$1,182	$1,046

Certain amounts in prior periods’ financial statements have been reclassified to conform to the current presentation.

#   #   #

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in key markets such as communications, entertainment electronics and computing;

•
TI's ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI's ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI's ability to compete in products and prices in an intensely competitive industry;

•	TI's ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

•
Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•
Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Customer demand that differs from our forecasts;

•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;

•	The ability of TI and its customers and suppliers to access their bank accounts and lines of credit or otherwise access the capital markets;

•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;

•	TI's ability to recruit and retain skilled personnel; and

•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of the Company's most recent Form 10-K.  The forward-looking statements included in this release are made only as of the date of this release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

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